UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2007

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West San Fernando Street, San Jose, California 95113

717 Texas Avenue, Houston, Texas 77002

(Addresses of principal executive offices and zip codes)

Registrant’s telephone number, including area code: (408) 995-5115

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.06 — MATERIAL IMPAIRMENTS

As previously disclosed in the Form 8-K filed on June 15, 2007, (the “Original Form 8-K”) by Calpine Corporation (the “Company”), the Company entered into an agreement to sell its 50% interest in Acadia Power Partners, LLC (“APP”) to Acadia Power Holdings, LLC (“APH”), a wholly owned subsidiary of Cleco Corp. and the owner of the remaining 50% interest in APP. The sale is subject to an auction process approved by the United States Bankruptcy Court for the Southern District of New York (the “U.S. Bankruptcy Court”) in which qualified bidders can make competing offers for the Company’s 50% interest in APP, as well as additional conditions including receipt of any regulatory approvals. The Company previously estimated and disclosed in the Original Form 8-K a pre-tax, predominately non-cash impairment charge (which was recorded as a reorganization item) of approximately $116 million based on the APH agreement. Subsequent to June 15, 2007, management identified additional capital costs of approximately $15 million related to the Company’s interest in APP. Accordingly, management revised its estimate and recorded approximately $131 million in total impairment charges for the upcoming sale of APP (which were recorded as a reorganization item).

The revised estimate includes estimated cash outlays of approximately $2 million for legal and other transaction costs related to the sale. It is possible that the upcoming auction process could result in a transaction more favorable to the Company than currently proposed, which could result in the Company recording an adjustment or offsetting entry as a reorganization item.

ITEM 7.01 — REGULATION FD DISCLOSURE

On July 13, 2007, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed their unaudited consolidated Monthly Operating Statement for the month ended May 31, 2007 (the “Monthly Operating Statement”), with the U.S. Bankruptcy Court in the matter of In re Calpine Corporation, et al., Case No. 05-60200 (BRL). Exhibit 99.1 to this Current Report on Form 8-K contains the unaudited consolidated Monthly Operating Statement as filed with the U.S. Bankruptcy Court.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of the Company’s Canadian subsidiaries were granted relief by the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Canadian Court”) under the Companies’ Creditors Arrangement Act (Canada) (the “CCAA”). As a result, certain of the Company’s Canadian and other foreign subsidiaries were deconsolidated as of December 20, 2005. Financial information regarding such deconsolidated subsidiaries is not part of the consolidated group included in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Company cautions readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the U.S. Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

These unaudited financial statements have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP and, upon the application of such procedures, the Company believes that the financial information could be subject to changes, and these changes could be material. The information furnished in the Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for quarterly financial statements in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

Index   Definitions

Access to documents filed with the U.S. Bankruptcy Court and other general information about the Chapter 11 cases is available at www.kccllc.net/calpine. Certain information regarding the Canadian proceedings under the CCAA, including the reports of the monitor appointed by the Canadian Court, is available at the monitor’s website at www.ey.com/ca/calpinecanada. The content of the foregoing websites is not a part of this Report.

Limitation on Incorporation by Reference

The Monthly Operating Statement is being furnished for informational purposes only and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Registration statements or other documents filed with the SEC shall not incorporate the Monthly Operating Statement or any other information set forth in this Report by reference, except as otherwise expressly stated in such filing. This Report will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Forward-Looking Statements

In addition to historical information, this Report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to: (i) the risks and uncertainties associated with the Chapter 11 and CCAA cases, including the Company’s ability to successfully reorganize and emerge from Chapter 11; (ii) the Company’s ability to implement its business plan; (iii) financial results that may be volatile and may not reflect historical trends; (iv) seasonal fluctuations of results; (v) potential volatility in earnings associated with fluctuations in prices for commodities such as natural gas and power; (vi) the Company’s ability to manage liquidity needs and comply with financing obligations; (vii) the direct or indirect effects on the Company’s business of its impaired credit including increased cash collateral requirements in connection with the use of commodity contracts; (viii) transportation of natural gas and transmission of electricity; (ix) the expiration or termination of PPAs (as defined in the Monthly Operating Statement) and the related results on revenues; (x) risks associated with the operation of power plants including unscheduled outages; (xi) factors that impact the output of the Company’s geothermal resources and generation facilities, including unusual or unexpected steam field well and pipeline maintenance and variables associated with the waste water injection projects that supply added water to the steam reservoir; (xii) risks associated with power project development and construction activities; (xiii) the Company’s ability to attract, retain and motivate key employees; (xiv) the Company’s ability to attract and retain customers and counterparties; (xv) competition; (xvi) risks associated with marketing and selling power from plants in the evolving energy markets; (xvii) present and possible future claims, litigation and enforcement actions; (xviii) effects of the application of laws or regulations, including changes in laws or regulations or the interpretation thereof; and (xix) other risks identified in this Report, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. You should also carefully review other reports that the Company files with the SEC, including without limitation such Form 10-K and Form 10-Q. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.

ITEM 9.01 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits

99.1  Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended May 31, 2007.

Index   Definitions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer

Date: July 13, 2007

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Calpine Corporation’s Unaudited Monthly Operating Statement for the month ended May 31, 2007.

Index   Definitions

EXHIBIT 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
x
In re:	:	Chapter 11
:
CALPINE CORPORATION, et al.,	:	Case No. 05-60200 BRL
:
Debtors.	:	(Jointly Administered)
:
x

MONTHLY OPERATING STATEMENT FOR THE PERIOD

FROM MAY 1, 2007, TO MAY 31, 2007

DEBTORS’ ADDRESS:	50 West San Fernando Street, San Jose, California 95113
	717 Texas Avenue, Houston, Texas 77002

	MONTHLY DISBURSEMENTS MADE BY CALPINE CORPORATION, ET AL. AND ITS U.S. DEBTOR SUBSIDIARIES (IN MILLIONS):	$415

DEBTORS’ ATTORNEYS:	Kirkland & Ellis LLP
	Richard M. Cieri (RC 6062)
	Marc Kieselstein (admitted pro hac vice)
	David R. Seligman (admitted pro hac vice)
	Edward O. Sassower (ES 5823)
	Citigroup Center
	153 East 53rd Street
	New York, NY 10022-4611

	MONTHLY OPERATING INCOME (LOSS) (IN MILLIONS):	$(408)

REPORT PREPARER:	CALPINE CORPORATION, et al.

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ CHARLES B. CLARK, JR.
Charles B. Clark, Jr.
Senior Vice President and Chief Accounting Officer
DATE: July 13, 2007	Calpine Corporation

Index

DEFINITIONS

As used in this Monthly Operating Statement, the following abbreviations contained herein have the meanings set forth below. Additionally, the terms “Calpine,” “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries, unless the context clearly indicates otherwise. For clarification, such terms will not include the Canadian and other foreign subsidiaries that were deconsolidated as of the Petition Date, as a result of the filings by the Canadian Debtors under the CCAA in the Canadian Court. The term “Calpine Corporation” shall refer only to Calpine Corporation and not to any of its subsidiaries. Unless and as otherwise stated, any references in this Monthly Operating Statement to any agreement means such agreement and all schedules, exhibits and attachments thereto in each case as amended, restated, supplemented or otherwise modified to the date of this Monthly Operating Statement.

Abbreviation	Definition
2006 Form 10-K	Calpine Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 14, 2007
2007 First Quarter Form 10-Q	Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 9, 2007
Acadia PP	Acadia Power Partners, LLC
APH	Acadia Power Holdings, LLC, a wholly owned subsidiary of Cleco
Bankruptcy Code	U.S. Bankruptcy Code
Bankruptcy Courts	The U.S. Bankruptcy Court and the Canadian Court
Calpine Debtor(s)	The U.S. Debtors and the Canadian Debtors
Canadian Court	The Court of Queen’s Bench of Alberta, Judicial District of Calgary
Canadian Debtor(s)	The subsidiaries and affiliates of Calpine Corporation that have been granted creditor protection under the CCAA in the Canadian Court
Cash Collateral Order

Second Amended Final Order of the U.S. Bankruptcy Court Authorizing Use of Cash Collateral and Granting Adequate Protection, dated February 24, 2006 as modified by orders of the U.S. Bankruptcy Court dated June 21, 2006, July 12, 2006, October 25, 2006, November 15, 2006, December 20, 2006, December 28, 2006, January 17, 2007, and March 1, 2007

CCAA	Companies’ Creditors Arrangement Act (Canada)
CES	Calpine Energy Services, L.P.
Chapter 11	Chapter 11 of the Bankruptcy Code
Cleco	Cleco Corp.
Company	Calpine Corporation, a Delaware corporation, and subsidiaries
DIP	Debtor-in-possession
DIP Order	Order of the U.S. Bankruptcy Court dated March 12, 2007, approving the DIP Facility

Index

Abbreviation	Definition
DIP Facility

The Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007, among the Company, as borrower, certain of the Company’s subsidiaries, as guarantors, the lenders party thereto, Credit Suisse, Goldman Sachs Credit Partners L.P. and JPMorgan Chase Bank, N.A., as co-syndication agents and co-documentation agents, General Electric Capital Corporation, as sub-agent, and Credit Suisse, as administrative agent and collateral agent, with Credit Suisse Securities (USA) LLC, Goldman Sachs Credit Partners L.P., JPMorgan Securities Inc., and Deutsche Bank Securities Inc. acting as Joint Lead Arrangers and Bookrunners

Disclosure Statement	Disclosure Statement for Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007
Exchange Act	U.S. Securities Exchange Act of 1934, as amended
FASB	Financial Accounting Standards Board
FIN	FASB Interpretation Number
GAAP	Generally accepted accounting principles
Greenfield LP	Greenfield Energy Centre LP
IRS	U.S. Internal Revenue Service
LSTC	Liabilities subject to compromise
MW	Megawatt(s)
NOL	Net operating loss
Non-U.S. Debtor(s)	The consolidated subsidiaries and affiliates of Calpine Corporation that are not U.S. Debtor(s)
OMEC	Otay Mesa Energy Center
Petition Date	December 20, 2005
Plan of Reorganization	Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007
Plan Supplement	Supplement to Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code filed by the U.S. Debtors with the U.S. Bankruptcy Court on June 20, 2007
PPA(s)

Any contract for a physically settled sale (as distinguished from a financially settled future, option or other derivative or hedge transaction) of any electric power product, including electric energy, capacity and/or ancillary services, in the form of a bilateral agreement or a written or oral confirmation of a transaction between two parties to a master agreement, including sales related to a tolling transaction in which part of the consideration provided by the purchaser of an electric power product is the fuel required by the seller to generate such electric power

Index

Abbreviation	Definition
SDNY Court	U.S. District Court for the Southern District of New York
SEC	U.S. Securities and Exchange Commission
Second Priority Debt	Collectively, the Second Priority Notes and Second Priority Term Loans
Second Priority Notes

Calpine Corporation’s Second Priority Senior Secured Floating Rate Notes Due 2007, 8 1/2% Second Priority Senior Secured Notes Due 2010, 8 3/4% Second Priority Senior Secured Notes Due 2013 and 9 7/8% Second Priority Senior Secured Notes Due 2011

Second Priority Term Loans	Calpine Corporation’s Senior Secured Term Loans Due 2007
Securities Act	U.S. Securities Act of 1933, as amended
SFAS	Statement of Financial Accounting Standards
SOP	Statement of Position
U.S.	United States of America
U.S. Bankruptcy Court	U.S. Bankruptcy Court for the Southern District of New York
U.S. Debtor(s)

Calpine Corporation and each of its subsidiaries and affiliates that have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court, which matters are being jointly administered in the U.S. Bankruptcy Court under the caption In re Calpine Corporation, et al., Case No. 05-60200 (BRL)

Definitions

CALPINE CORPORATION

(Debtor-in-Possession)

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the period from May 1, 2007, through May 31, 2007

Revenue:
Electricity and steam revenue	$486
Sales of purchased power and gas for hedging and optimization	140
Mark-to-market activities, net	—
Other revenue	2
Total revenue	628
Cost of revenue:
Plant operating expense	82
Purchased power and gas expense for hedging and optimization	116
Fuel expense	331
Depreciation and amortization expense	40
Operating plant impairments	—
Operating lease expense	4
Other cost of revenue	11
Total cost of revenue	584
Gross profit (loss)	44
Equipment, development project and other impairments	—
Sales, general and administrative expense	17
Other operating expenses	1
Income (loss) from operations	26
Interest expense	93
Interest (income)	(7)
Minority interest expense	(1)
Other (income) expense, net	—
Income (loss) before reorganization items and provision (benefit) for income taxes	(59)
Reorganization items	343
Income (loss) before provision (benefit) for income taxes	(402)
Provision (benefit) for income taxes	6
Net income (loss)	$(408)

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

CONSOLIDATED CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

May 31, 2007

ASSETS
Current assets:
Cash and cash equivalents	$1,405
Accounts receivable, net	842
Inventories	145
Margin deposits and other prepaid expense	519
Restricted cash, current	353
Derivative assets	252
Assets held for sale	336
Other current assets	55
Total current assets	3,907
Property, plant and equipment, net	12,910
Restricted cash, net of current portion	179
Investments	105
Long-term derivative assets	399
Non-current assets held for sale	52
Other assets	1,004
Total assets	$18,556
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$586
Accrued interest payable	292
Debt, current	5,005
Derivative liabilities	391
Income taxes payable	36
Liabilities held for sale	9
Other current liabilities	387
Total current liabilities	6,706
Debt, net of current portion	3,113
Deferred income taxes, net of current portion	599
Long-term derivative liabilities	535
Long-term liabilities	305
Total liabilities not subject to compromise	11,258
Liabilities subject to compromise	15,160
Minority interests	270
Stockholders’ equity (deficit):
Common stock	1
Additional paid-in capital	3,269
Additional paid-in capital, loaned shares	52
Additional paid-in capital, returnable shares	(52)
Accumulated deficit	(11,338)
Accumulated other comprehensive loss	(64)
Total stockholders’ deficit	(8,132)
Total liabilities and stockholders’ deficit	$18,556

The accompanying notes are an integral part of these

Consolidated Condensed Financial Statements.

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CALPINE CORPORATION

(Debtor-in-Possession)

CASE NO. 05-60200 (Jointly Administered)

NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

For the Period from May 1, 2007, through May 31, 2007

1.  Chapter 11 Cases and Related Disclosures

General Bankruptcy Matters — Since the Petition Date, Calpine Corporation and 273 of its wholly owned subsidiaries in the U.S. have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court. Similarly, since the Petition Date, 12 of Calpine’s Canadian subsidiaries have filed for creditor protection under the CCAA in the Canadian Court. Certain other subsidiaries could file under Chapter 11 in the U.S. or for creditor protection under the CCAA in Canada in the future. The Chapter 11 cases are being jointly administered for procedural purposes only by the U.S. Bankruptcy Court under the case captioned In re Calpine Corporation et al., Case No. 05-60200 (BRL). In addition, on April 12, 2007, the U.S. Bankruptcy Court approved proposed language for a general “court-to-court” protocol governing relations between it and the Canadian Court, but conditioned effectiveness of the language on approval by both Bankruptcy Courts of a “claims specific” protocol detailing how certain disputed matters will be resolved. The protocol is intended to improve the administration of the cases by, among other things, preventing conflicting determinations (and resulting delays or litigations) with respect to claims asserted in both the U.S. and Canadian cases. See Note 3 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 2 “Chapter 11 Cases and Related Disclosures” in the Notes to Consolidated Condensed Financial Statements included in our 2007 First Quarter Form 10-Q for further information regarding our Chapter 11 cases and CCAA proceedings.

The Calpine Debtors are continuing to operate their business as debtors-in-possession and will continue to conduct business in the ordinary course under the protection of the Bankruptcy Courts. Generally, pursuant to automatic stay provisions under the Bankruptcy Code and orders (which currently extend through July 31, 2007) granted by the Canadian Court, while a plan or plans of reorganization (with respect to the U.S. Debtors) or arrangement (with respect to the Canadian Debtors) are developed, all actions to enforce or otherwise effect repayment of liabilities preceding the Petition Date as well as all pending litigation against the Calpine Debtors are stayed while the Calpine Debtors continue their business operations as debtors-in-possession.

As a result of our Chapter 11 filings and the other matters described herein, including uncertainties related to the fact that we have not yet had time to complete and obtain confirmation of a plan or plans of reorganization, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern, including our ability to meet our ongoing operational obligations, is dependent upon, among other things: (i) our ability to maintain adequate cash on hand; (ii) our ability to generate cash from operations; (iii) the cost, duration and outcome of the restructuring process; (iv) our ability to comply with the terms of the DIP Facility and the adequate assurance provisions of the Cash Collateral Order; and (v) our ability to achieve profitability following a restructuring. These challenges are in addition to those operational and competitive challenges faced by us in connection with our business. In conjunction with our advisors, we are implementing strategies to aid our liquidity and our ability to continue as a going concern. However, there can be no assurance as to the success of such efforts.

Plan of Reorganization — On June 20, 2007, the U.S. Debtors filed the Plan of Reorganization with the U.S. Bankruptcy Court, together with the Disclosure Statement and portions of the Plan Supplement.

We may not solicit votes on the Plan of Reorganization and Disclosure Statement until the adequacy of the information in the Disclosure Statement has been approved by the U.S. Bankruptcy Court. A hearing on the adequacy of the information in the Disclosure Statement is scheduled for August 8, 2007. Currently, we have the exclusive right until August 20, 2007, to solicit acceptance of the Plan of Reorganization, which is the maximum period of time provided by the Bankruptcy Code. The U.S. Bankruptcy Court has the power to terminate this period prior to August 20, 2007, and we can make no assurance that the U.S. Bankruptcy Court will not do so.

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Nothing contained herein is intended to be, nor should it be construed as, a solicitation for a vote on the Plan of Reorganization. The Plan of Reorganization will become effective only if the Plan of Reorganization is confirmed and certain other conditions are met. However, there can be no assurance that the U.S. Bankruptcy Court will confirm the Plan of Reorganization or that the Plan of Reorganization will become effective.

Additional DIP Facility Commitment — On July 11, 2007, the U.S. Bankruptcy Court authorized us to enter into a commitment letter, pay associated fees and expenses, and to amend the DIP Facility to provide for additional exit financing. The amended DIP Facility will provide for up to $3 billion in secured exit financing in addition to amounts currently available under the DIP Facility, upon conversion of the DIP Facility to exit financing. The additional facilities are expected to be drawn upon effectiveness of the Plan of Reorganization. The amendment of the DIP Facility is subject to further conditions, including obtaining necessary approvals of lenders under the DIP Facility. The commitment to fund the additional facilities under the amended DIP Facility will expire on January 31, 2008, if certain conditions, including effectiveness of the Plan of Reorganization, are not met. See Note 6 for additional information regarding our DIP Facility.

Asset Sales — In connection with our restructuring activities, we have identified certain assets for potential divestiture. We are required to obtain U.S. Bankruptcy Court approval of sales of assets, subject to certain exceptions including with respect to de minimis assets. Such sales are subject in certain cases to U.S. Bankruptcy Court approved auction procedures. Asset sale activities during the month of May and thereafter to the date hereof included U.S. Bankruptcy Court approval of an auction process in connection with the proposed sale to APH, a wholly owned subsidiary of Cleco, of our 50% ownership interest in Acadia PP, the owner of the Acadia Energy Center, a 1,212-MW natural gas-fired facility located near Eunice, Louisiana, for approximately $60 million. The sale price reflects the payment of $85 million in priority distributions due to Cleco in accordance with the limited liability company agreement of Acadia PP. In the auction, qualified bidders can make competing offers for the interest in Acadia PP. The sale hearing is currently scheduled for August 1, 2007, before the U.S. Bankruptcy Court. Closing of the transaction is subject to certain additional conditions including receipt of any regulatory approvals. We estimate that, based on the APH agreement, a pre-tax, predominately non-cash impairment charge (which will be recorded as a reorganization item) of approximately $131 million will be required. It is possible that the upcoming auction process could result in a transaction more favorable to us than the currently proposed transaction with APH, which could result in our recording an adjustment or offsetting entry as a reorganization item. In addition, in connection with the proposed sale, we entered into a settlement agreement with Cleco, which was approved by the U.S. Bankruptcy Court on May 9, 2007, under which Cleco will receive an allowed unsecured claim against us in the amount of $85 million as a result of the rejection by CES of two long-term PPAs for the output of the Acadia Energy Center and our guarantee of those agreements. The distribution of the $85 million claim to Cleco will be recorded as a reorganization item and is expected to be classified as a liability subject to compromise.

In addition, on June 29, 2007, we entered into an agreement with EFS Parlin Holdings, LLC, an affiliate of General Electric Capital Corporation, to sell the Parlin power plant, a 118-MW natural gas-fired, combined-cycle power generating facility located in Parlin, New Jersey, for consideration including $2.5 million in cash plus the purchaser's accounts payable up to $1 million, the assumption by EFS Parlin Holdings, LLC of certain liabilities and the agreement to waive certain claims relating to the Parlin power plant in the Chapter 11 cases. Closing of the transaction, which was not subject to an auction process, took place July 6, 2007, subject to our using commercially reasonable efforts to obtain U.S. Bankruptcy Court approval of the releases provided by certain U.S. Debtors in connection with the sale, which was obtained by order entered July 11, 2007. The Parlin power plant is one of the designated projects for which we had agreed to limit available funds pursuant to the Cash Collateral Order.

Otay Mesa Energy Center, LLC Project Financing — On May 3, 2007, OMEC entered into a non-recourse project finance facility of $377 million to finance the construction of the Otay Mesa Energy Center, a 596-MW natural gas-fired power plant located in southern San Diego County, California. The project finance facility is structured as a construction loan, converting to a term loan upon commercial operation of the plant, and matures in April 2019. OMEC will also enter into a letter of credit facility to support certain project obligations. The facility is initially priced at LIBOR plus 1.5%. OMEC will be required to enter into interest rate swap agreements for at least 90% of the construction loan and 100% of the term loan through the maturity date.

Index   Definitions

We have also entered into a ground sublease and easement agreement with SDG&E which, among other things, provides for a put option by OMEC to sell, and a call option by SDG&E to buy, the facility on the tenth anniversary of the commercial operation date, or upon earlier termination of the PPA, at predetermined prices subject to certain adjustments based on performance of the facility.

Greenfield LP Project Financing — On May 31, 2007, Greenfield LP entered into a $650 million non-recourse project finance facility to finance the construction of the Greenfield Energy Centre, a 1,005-MW natural gas-fired power plant currently under construction in St. Clair Township, Ontario, Canada. Greenfield is a limited partnership between subsidiaries of the Company and Mitsui & Co., Ltd., each of which holds a 50% interest in the Greenfield Energy Centre. The Greenfield Energy Centre is scheduled to commence commercial operations in 2008. Our investment in Greenfield LP is accounted for under the equity method, and our loss exposure is limited to the book value of our investment.

Reorganization Items — Reorganization items represent the direct and incremental costs related to our Chapter 11 cases, such as professional fees, pre-petition liability claim adjustments and losses that are probable and can be estimated, net of interest income earned on accumulated cash during the Chapter 11 process and gains on the sale of assets related to our restructuring activities. Our restructuring activities will likely result in additional charges for expected allowed claims, asset impairments and other reorganization items that could be material to our financial position or results of operations in any given period. The table below lists the significant items within this category for the month ended May 31, 2007 (in millions).

Provision for expected allowed claims(1)	$150
Impairment of assets held for sale	131
Professional fees	19
Interest (income) on accumulated cash	(3)
Other(2)	46
Total reorganization items	$343

__________

(1)	Represents our estimate of the expected allowed claims related primarily to guarantees of subsidiary obligations and the rejection or repudiation of leases and other executory contracts.
(2)

Other reorganization items consist primarily of adjustments for foreign exchange rate changes on LSTC denominated in a foreign currency and governed by foreign law and employee severance and incentive costs.

Liabilities Subject to Compromise

The amounts of LSTC at May 31, 2007, consisted of the following (in millions):

Provision for expected allowed claims(1)	$6,148
Second Priority Debt(2)	3,672
Unsecured senior notes	1,880
Convertible notes	1,823
Notes payable and other liabilities – related party	1,157
Accounts payable and accrued liabilities	480
Total liabilities subject to compromise	$15,160

__________

(1)

A significant portion of the provision for expected allowed claims represents our estimate of the expected allowed claims for U.S. Debtor guarantees of debt issued by certain of our deconsolidated Canadian subsidiaries. Some of the guarantee exposures are redundant; however, we determined the duplicative guarantees were probable of being allowed into the claim pool by the U.S. Bankruptcy Court, although we reserve all of our rights with respect to defending against such duplicative claims. Additionally, the provision for expected allowed claims includes estimates of claim amounts resulting from the rejection or repudiation of leases and other executory contracts. See below for a discussion of settlement

Index   Definitions

developments with respect to the Canadian claims, the outcome of which could lead to material reductions in existing provisions for expected allowed claims.

(2)

We have not made, and currently do not propose to make, an affirmative determination whether our Second Priority Debt is fully secured or under secured. We do, however, believe that there is uncertainty about whether the market value of the assets collateralizing the obligations owing in respect of the Second Priority Debt is less than, equals or exceeds the amount of these obligations. Therefore, in accordance with the applicable accounting standards, we have classified the Second Priority Debt as LSTC.

Canadian Claims Settlement Agreements — On June 28, 2007, the U.S. and Canadian Debtors filed motions with the U.S. Bankruptcy Court and the Canadian Court, respectively, seeking approval of a settlement with an ad hoc committee of bondholders related to Calpine Corporation guarantees of bonds issued by one of our Canadian subsidiaries which, if approved by the Bankruptcy Courts and consummated, will allow us to reduce the provision for expected allowed claims in LSTC relating thereto by approximately $700 million. The motions also seek approval of a settlement with certain of our Canadian subsidiaries that are applicants in separate insolvency proceedings pending in Canada, resolving virtually all other major cross-border disputes among the parties, which we expect will result in an additional substantial reduction in the provision for expected allowed claims in LSTC relating thereto. A dual hearing before the Bankruptcy Courts to consider the settlements is currently scheduled for July 24, 2007.

Second Priority Debt Preliminary Settlement Agreement — On July 12, 2007, we reached an agreement in principle with the Ad Hoc Committee of Second Lien Holders of Calpine Corporation. The proposed agreement is subject to definitive documentation and approval of the U.S. Bankruptcy Court. Under the proposed agreement, approximately $282 million of claims for make whole premiums and/or damages asserted against the U.S. Debtors by the holders of the Second Priority Debt will be replaced by a secured claim for $60 million that shall be paid in cash and an unsecured claim for $40 million. We will seek approval of the proposed agreement from the U.S. Bankruptcy Court at the hearing scheduled for August 8, 2007.

2.  Basis of Presentation

The accompanying Consolidated Condensed Financial Statements have been prepared on a going concern basis, which assumes continuity of operations and realization of assets and satisfaction of liabilities in the ordinary course of business, and in accordance with SOP 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code.” The Consolidated Condensed Financial Statements do not include any adjustments that might be required should we be unable to continue to operate as a going concern. In accordance with SOP 90-7, all pre-petition liabilities subject to compromise have been segregated in the Consolidated Condensed Balance Sheet and classified as LSTC, at the estimated amount of allowed claims. Interest expense related to pre-petition LSTC has been reported only to the extent that it will be paid during the pendency of the Chapter 11 cases or is permitted by the Cash Collateral Order or is expected to be an allowed claim. Liabilities not subject to compromise are separately classified as current or noncurrent. Income, expenses and provisions for losses resulting from reorganization and certain other items directly related to our Chapter 11 cases are reported separately as reorganization items.

The Monthly Operating Statement is limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the U.S. Bankruptcy Court. Certain of our Canadian subsidiaries were granted relief by the Canadian Court under the CCAA. As a result, certain of our Canadian and other foreign subsidiaries were deconsolidated as of the Petition Date. Financial information regarding such deconsolidated subsidiaries is not included with that of the consolidated group reported in the Monthly Operating Statement. The financial information in the Monthly Operating Statement is preliminary and unaudited and does not purport to show the financial statements of any of the U.S. Debtors in accordance with GAAP, and therefore may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the Monthly Operating Statement. There can be no assurance that such information is complete and the Monthly Operating Statement may be subject to revision. The Monthly Operating Statement is in a format required by the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Statement should be read in

Index   Definitions

conjunction with the consolidated financial statements and notes thereto included in the 2006 Form 10-K and the 2007 First Quarter Form 10-Q.

The unaudited financial statements contained in the Monthly Operating Statement have been derived from the books and records of the Company. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes, and these changes could be material. The information furnished in this Monthly Operating Statement includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Per agreement among the Company, the Office of the U.S. Trustee and the Committee of Unsecured Creditors, the Statement of Cash Flows is excluded from Monthly Operating Statements except on a quarterly basis.

Mark-to-Market — Mark-to-market, net activity includes realized settlements of and unrealized mark-to-market gains and losses on both power and gas derivative instruments not designated as cash flow hedges, including those held for trading purposes. Gains and losses due to ineffectiveness on hedging instruments are also included in unrealized mark-to-market gains and losses. Of the total mark-to-market activity in May 2007, there was a $3.5 million unrealized loss, and we had a realized gain of $3.4 million. The realized gain included a non-cash gain of approximately $5.0 million from amortization of various items.

3.  Summary of Significant Accounting Policies

See Note 2 “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in our 2006 Form 10-K and Note 1 “Basis of Presentation and Summary of Significant Accounting Policies” in the Notes to Consolidated Condensed Financial Statements included in the 2007 First Quarter Form 10-Q for a summary of the accounting policies that we believe are significant to us.

4.  Recent Accounting Pronouncements

In June 2006, the FASB issued FIN No. 48 “Accounting for Uncertainty in Income Taxes — An Interpretation of FASB Statement 109.” FIN 48 clarifies the accounting for income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on derecognizing, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition.

We adopted FIN 48 on January 1, 2007, as required. As of this date, we had an accrued liability of approximately $153 million related to uncertain tax positions, primarily related to federal, state and withholding taxes. Also included are estimated interest and penalties that we record to income tax expense. However, due to our ongoing Chapter 11 cases, some portion of this accrued amount may not be paid until we emerge from Chapter 11. There was no effect on the January 1, 2007, accumulated deficit balance as a result of the adoption of FIN 48. However, as a result of the adoption of FIN 48, we reduced our deferred tax assets by approximately $106 million. The decrease in the deferred tax assets was offset by an equal reduction in the related valuation allowance. In addition, future changes in the accrued liability for uncertain tax positions are not expected to impact our effective tax rate due to the existence of the valuation allowances.

The IRS completed its field examination of our U.S. income tax returns for the 1999 through 2002 tax years. The Joint Committee on Taxation is currently reviewing the examination report, and we expect the audit to be concluded during 2007. At that time, the 1999 through 2002 tax years will be effectively closed. We do not believe the examination will result in a material impact on our Consolidated Condensed Financial Statements. The 2003 through 2006 tax years are still subject to IRS examination. Due to significant NOLs incurred in these years, any IRS adjustment of these returns would likely result in a reduction of the deferred tax assets already subject to valuation allowances rather than a cash payment of taxes.

Index   Definitions

We are currently under examination in various states in which we operate. We anticipate that any state tax assessment will not have a material impact on our Consolidated Condensed Financial Statements. Following the deconsolidation of our Canadian and other foreign subsidiaries as of the Petition Date, we do not expect to incur any additional foreign tax liability.

SFAS No. 157

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and enhances disclosures about fair value measurements. SFAS No. 157 applies when other accounting pronouncements require fair value measurements; it does not require new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, with early adoption encouraged. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

SFAS No. 159

In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates with unrealized gains and losses on items for which the fair value option has been elected reported in earnings at each subsequent reporting date. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 does not affect any existing accounting literature that requires certain assets and liabilities to be carried at fair value nor does it eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also elects to apply SFAS No. 157. We are currently assessing the impact this standard will have on our results of operations, cash flows and financial position.

5.  Cash and Cash Equivalents, Restricted Cash and Commodity Margin Deposits

Cash and Cash Equivalents — We have certain project finance facilities and lease agreements that establish segregated cash accounts. These accounts have been pledged as security in favor of the lenders to such project finance facilities, and the use of certain cash balances on deposit in such accounts with our project financed securities is limited, at least temporarily, to the operations of the respective projects. At May 31, 2007, $232 million of the cash and cash equivalents balance that was unrestricted was subject to such project finance facilities and lease agreements.

Restricted Cash — We are required to maintain cash balances that are restricted by provisions of certain of our debt and lease agreements or by regulatory agencies. These amounts are held by depository banks in order to comply with the contractual provisions requiring reserves for payments such as for debt service, rent, major maintenance and debt repurchases. Funds that can be used to satisfy obligations due during the next twelve months are classified as current restricted cash, with the remainder classified as non-current restricted cash. Restricted cash is generally invested in accounts earning market rates; therefore, the carrying value approximates fair value. Such cash is excluded from cash and cash equivalents in the Consolidated Condensed Balance Sheet.

Index   Definitions

The table below represents the components of our consolidated restricted cash as of May 31, 2007, (in millions):

	Current	Non-Current	Total
Debt service	$94	$112	$206
Rent reserve	19	—	19
Construction/major maintenance	97	18	115
Security/project/insurance reserves	97	32	129
Collateralized letters of credit and other credit support	4	—	4
Other	42	17	59
Total	$353	$179	$532

Of our restricted cash at May 31, 2007, $293 million relates to the assets of the following entities, each an entity with its existence separate from us and our other subsidiaries (in millions).

Power Contract Financing, L.L.C.	$143
Gilroy Energy Center, LLC	42
Rocky Mountain Energy Center, LLC	32
Riverside Energy Center, LLC	38
Calpine King City Cogen, LLC	28
Metcalf Energy Center, LLC	6
Power Contract Financing III, LLC	4
$293

Commodity Margin Deposits — As of May 31, 2007, to support commodity transactions, we had margin deposits with third parties of $389 million; we had a gas and power prepayment balance of $80 million; and had no letters of credit outstanding. Counterparties had deposited with us $0.3 million as margin deposits at May 31, 2007. Also, there were no letters of credit outstanding at May 31, 2007, that counterparties had posted with us. We use margin deposits, prepayments and letters of credit as credit support for commodity procurement and risk management activities. Future cash collateral requirements may increase based on the extent of our involvement in standard contracts and movements in commodity prices and also based on our credit ratings and general perception of creditworthiness in this market. While we believe that we have adequate liquidity to support our operations at this time, it is difficult to predict future developments and the amount of credit support that we may need to provide as part of our business operations.

6.  DIP Facility

Our $5.0 billion DIP Facility consists of a $4.0 billion senior secured term loan and a $1.0 billion senior secured revolving credit facility together with an uncommitted term loan facility that permits us to raise up to $2.0 billion of incremental term loan funding on a senior secured basis with the same priority as the current debt under the DIP Facility. In addition, under the DIP Facility, the U.S. Debtors have the ability to provide liens to counterparties to secure potential obligations arising from commodity and hedging agreements. The DIP Facility is priced at LIBOR plus 2.25% or base rate plus 1.25% and matures on the earlier of the effective date of a confirmed plan or plans of reorganization or March 29, 2009. We have the option to convert the DIP Facility into our exit financing, provided certain conditions are met, which would extend the maturity date to March 29, 2014. We expect the effective date of our plan or plans of reorganization will be within the next twelve months; therefore, borrowings under the DIP Facility are classified as current at May 31, 2007.

The DIP Facility contains restrictions on the U.S. Debtors, including limiting their ability to, among other things: (i) incur additional indebtedness; (ii) create or incur liens to secure debt; (iii) lease, transfer or sell assets or use proceeds of permitted asset leases, transfers or sales; (iv) issue capital stock; (v) make investments; and (vi) conduct certain types of business.

Our ability to utilize the DIP Facility is subject to the DIP Order. Subject to the exceptions set forth in the DIP Order, the obligations of the U.S. Debtors under the DIP Facility are an allowed administrative expense claim in each of the loan

Index   Definitions

parties’ Chapter 11 cases, and are secured by (i) a perfected first priority lien on, and security interest in, all present and after-acquired property of the U.S. Debtors not subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or to a valid lien in existence on the Petition Date and subsequently perfected (excluding rights in avoidance actions), (ii) a perfected junior lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is otherwise subject to a valid, perfected and non-avoidable lien in existence on the Petition Date or a valid lien in existence on the Petition Date that is subsequently perfected and (iii) to the extent applicable, a perfected first priority priming lien on, and security interest in, all present and after-acquired property of the U.S. Debtors that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order.

As of May 31, 2007, there was $4.0 billion outstanding under the term loan facility and no borrowings outstanding under the revolving credit facility, and $176 million of letters of credit were issued against the revolving credit facility.

On July 11, 2007, the U.S. Bankruptcy Court authorized us to enter into a commitment letter, pay associated fees and expenses and amend the DIP Facility to provide for additional exit financing. The amended DIP Facility will provide for up to $3 billion in secured exit financing in addition to amounts currently available under the DIP Facility upon conversion of the DIP Facility to exit financing. The additional facilities are expected to be drawn upon effectiveness of the Plan of Reorganization. The amendment of the DIP Facility is subject to further conditions, including obtaining necessary approvals of lenders under the DIP Facility. The commitment to fund the additional facilities under the DIP Facility will expire on January 31, 2008, if certain conditions, including effectiveness of the Plan of Reorganization, are not met.

Index   Definitions

SCHEDULE I

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED BALANCE SHEET

(Unaudited)

(in millions)

May 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$1,229	$176	$—	$1,405
Accounts receivable, net	37,600	2,525	(39,283)	842
Inventories	118	27	—	145
Margin deposits and other prepaid expense	485	47	(13)	519
Restricted cash, current	88	265	—	353
Derivative assets	214	38	—	252
Assets held for sale	—	336	—	336
Other current assets	892	34	(871)	55
Total current assets	40,626	3,448	(40,167)	3,907
Property, plant and equipment, net	7,341	5,570	(1)	12,910
Restricted cash, net of current portion	31	148	—	179
Investments	15,422	9,694	(25,011)	105
Long-term derivative assets	333	66	—	399
Noncurrent assets held for sale	52	—	—	52
Other assets	5,478	554	(5,028)	1,004
Total assets	$69,283	$19,480	$(70,207)	$18,556
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$652	$1,593	$(1,659)	$586
Accrued interest payable	436	78	(222)	292
Debt, current	5,039	680	(714)	5,005
Derivative liabilities	327	64	—	391
Income taxes payable, current	36	—	—	36
Liabilities held for sale	—	9	—	9
Other current liabilities	307	92	(12)	387
Total current liabilities	6,797	2,516	(2,607)	6,706
Debt, net of current portion	4,891	4,349	(6,127)	3,113
Deferred income taxes, net of current portion	308	291	—	599
Long-term derivative liabilities	440	95	—	535
Long-term liabilities	224	92	(11)	305
Total liabilities not subject to compromise	12,660	7,343	(8,745)	11,258
Liabilities subject to compromise	51,814	—	(36,654)	15,160
Minority interests		—	270	270
Stockholders’ equity (deficit):
Common stock	32	5	(36)	1
Additional paid-in capital	30,964	11,073	(38,768)	3,269
Accumulated equity (deficit)	(26,138)	1,074	13,726	(11,338)
Accumulated other comprehensive loss	(49)	(15)	—	(64)
Total stockholders’ equity (deficit)	4,809	12,137	(25,078)	(8,132)
Total liabilities and stockholders’ equity (deficit)	$69,283	$19,480	$(70,207)	$18,556

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index   Definitions

SCHEDULE II

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in millions)

For the Period from May 1, 2007 through May 31, 2007

	U.S. Debtors	Non-U.S. Debtors	Eliminations	Consolidated
Revenue:
Electricity and steam revenue	$688	$205	$(407)	$486
Sales of purchased power and gas for hedging and optimization	513	—	(373)	140
Mark-to-market activities, net	(12)	12	—	—
Other revenue	42	2	(42)	2
Total revenue	1,231	219	(822)	628
Cost of revenue:
Plant operating expense	502	23	(443)	82
Purchased power and gas expense for hedging and optimization	85	36	(5)	116
Fuel expense	611	94	(374)	331
Depreciation and amortization expense	23	17	—	40
Operating plant impairments	—	—	—	—
Operating lease expense	4	—	—	4
Other cost of revenue	6	5	—	11
Total cost of revenue	1,231	175	(822)	584
Gross profit (loss)	—	44	—	44
Equipment, development project and other impairments	—	—	—	—
Sales, general and administrative expense	15	2	—	17
Other operating (income) expense	650	(28)	(621)	1
Income (loss) from operations	(665)	70	621	26
Interest expense	63	34	(4)	93
Interest (income)	(8)	(3)	4	(7)
Minority interest expense	—	—	(1)	(1)
Other (income) expense, net	(1)	2	(1)	—
Income (loss) before reorganization items and provision (benefit) for income taxes	(719)	37	623	(59)
Reorganization items	212	131	—	343
Income (loss) before provision (benefit) for income taxes	(931)	(94)	623	(402)
Provision (benefit) for income taxes	14	(8)	—	6
Net income (loss)	$(945)	$(86)	$623	$(408)

Calpine Corporation’s consolidated results are comprised of U.S. Debtor and Non-U.S. Debtor entities that have affiliated transactions with other U.S. Debtor and Non-U.S. Debtor entities that must be eliminated in consolidation. Amounts listed under the “Eliminations” heading are required to correctly eliminate transactions between any affiliated entities for consolidated financial statement presentation purposes.

Index   Definitions

SCHEDULE III

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

PAYROLL AND PAYROLL TAXES

(in millions)

For the Period from May 1, 2007 through May 31, 2007

Gross Wages Paid**	Employee Payroll Taxes Withheld*	Employer Payroll Taxes Remitted*
$15	$4	$1

*	Employee Payroll Taxes are withheld each pay period and remitted by the Company, together with the Employer Payroll Taxes, to the appropriate tax authorities.

**	Gross Wages were paid by the Company on May 4, 2007, May 11, 2007, May 18, 2007, and May 25, 2007.

Index   Definitions

SCHEDULE IV

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

(in millions)

For the Period from May 1, 2007, through May 31, 2007

	Amount Withheld/Accrued	Amount Paid
Federal and state income taxes	$14	$—
State and local taxes:
Property	10	4
Sales and use	7	2
Franchise	2	2
Other	—	—
Total state and local taxes	19	8
Total taxes	$33	$8

Index   Definitions

SCHEDULE V

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DISBURSEMENTS BY DEBTOR

For the Month Ended May 31, 2007

(in dollars)

Legal Entity	Case Number	Disbursements
Amelia Energy Center, LP	05-60223-BRL	$—
Anacapa Land Company, LLC	05-60226-BRL	2,197
Anderson Springs Energy Company	05-60232-BRL	—
Androscoggin Energy, Inc.	05-60239-BRL	—
Auburndale Peaker Energy Center, LLC	05-60244-BRL	6,110
Augusta Development Company, LLC	05-60248-BRL	—
Aviation Funding Corp.	05-60252-BRL	—
Baytown Energy Center, LP	05-60255-BRL	1,237,878
Baytown Power GP, LLC	05-60256-BRL	—
Baytown Power, LP	05-60258-BRL	—
Bellingham Cogen, Inc.	05-60224-BRL	—
Bethpage Energy Center 3, LLC	05-60225-BRL	364,140
Bethpage Fuel Management Inc.	05-60228-BRL	—
Blue Heron Energy Center, LLC	05-60235-BRL	—
Blue Spruce Holdings, LLC	05-60238-BRL	—
Broad River Energy LLC	05-60242-BRL	17,277,656
Broad River Holdings, LLC	05-60245-BRL	—
CalGen Equipment Finance Company, LLC	05-60249-BRL	—
CalGen Equipment Finance Holdings, LLC	05-60251-BRL	—
CalGen Expansion Company, LLC	05-60253-BRL	—
CalGen Finance Corp.	05-60229-BRL	—
CalGen Project Equipment Finance Company One, LLC	05-60236-BRL	—
CalGen Project Equipment Finance Company Three, LLC	05-60259-BRL	—
CalGen Project Equipment Finance Company Two, LLC	05-60262-BRL	—
Calpine Acadia Holdings, LLC	05-60265-BRL	—
Calpine Administrative Services Company, Inc.	05-60201-BRL	3,980,598
Calpine Agnews, Inc.	05-60268-BRL	—
Calpine Amelia Energy Center GP, LLC	05-60270-BRL	—
Calpine Amelia Energy Center LP, LLC	05-60272-BRL	—
Calpine Auburndale Holdings, LLC	05-60452-BRL	—
Calpine Baytown Energy Center GP, LLC	05-60453-BRL	—
Calpine Baytown Energy Center LP, LLC	05-60320-BRL	—
Calpine Bethpage 3 Pipeline Construction Company, Inc.	05-60330-BRL	—
Calpine Bethpage 3, LLC	05-60342-BRL	—
Calpine c*Power, Inc.	05-60250-BRL	—
Calpine CalGen Holdings, Inc.	05-60352-BRL	—
Calpine California Development Company, LLC	05-60355-BRL	—
Calpine California Energy Finance, LLC	05-60360-BRL	—
Calpine California Equipment Finance Company, LLC	05-60464-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Calistoga Holdings, LLC	05-60377-BRL	$—
Calpine Capital Trust	05-60325-BRL	—
Calpine Capital Trust II	05-60379-BRL	—
Calpine Capital Trust III	05-60384-BRL	—
Calpine Capital Trust IV	05-60391-BRL	—
Calpine Capital Trust V	05-60221-BRL	—
Calpine Central Texas GP, Inc.	05-60329-BRL	—
Calpine Central, Inc.	05-60333-BRL	—
Calpine Central, L.P.	05-60351-BRL	1,481,276
Calpine Central-Texas, Inc.	05-60338-BRL	—
Calpine Channel Energy Center GP, LLC	05-60340-BRL	—
Calpine Channel Energy Center LP, LLC	05-60343-BRL	—
Calpine Clear Lake Energy GP, LLC	05-60345-BRL	—
Calpine Clear Lake Energy, LP	05-60349-BRL	—
Calpine Cogeneration Corporation	05-60233-BRL	—
Calpine Construction Management Company, Inc.	05-60260-BRL	807,955
Calpine Corporation	05-60200-BRL	30,370,433
Calpine Corpus Christi Energy GP, LLC	05-60247-BRL	—
Calpine Corpus Christi Energy, LP	05-60261-BRL	—
Calpine Decatur Pipeline, Inc.	05-60263-BRL	—
Calpine Decatur Pipeline, L.P.	05-60254-BRL	—
Calpine Dighton, Inc.	05-60264-BRL	—
Calpine East Fuels, Inc.	05-60257-BRL	—
Calpine Eastern Corporation	05-60266-BRL	5,326
Calpine Energy Holdings, Inc.	05-60207-BRL	—
Calpine Energy Services Holdings, Inc.	05-60208-BRL	—
Calpine Energy Services, L.P.	05-60222-BRL	289,259,140
Calpine Finance Company	05-60204-BRL	—
Calpine Freestone Energy GP, LLC	05-60227-BRL	—
Calpine Freestone Energy, LP	05-60230-BRL	—
Calpine Freestone, LLC	05-60231-BRL	—
Calpine Fuels Corporation	05-60203-BRL	—
Calpine Gas Holdings LLC	05-60234-BRL	—
Calpine Generating Company, LLC	05-60237-BRL	1,110,246
Calpine Geysers Company, LP	06-10939-BRL	—
Calpine Gilroy 1, Inc.	05-60240-BRL	—
Calpine Gilroy 2, Inc.	05-60241-BRL	—
Calpine Gilroy Cogen, L.P.	05-60243-BRL	79,113
Calpine Global Services Company, Inc.	05-60246-BRL	—
Calpine Gordonsville GP Holdings, LLC	05-60281-BRL	—
Calpine Gordonsville LP Holdings, LLC	05-60282-BRL	—
Calpine Gordonsville, LLC	05-60283-BRL	—
Calpine Greenleaf Holdings, Inc.	05-60284-BRL	—
Calpine Greenleaf, Inc.	05-60285-BRL	27,114
Calpine Hidalgo Design, L.P.	06-10039-BRL	—
Calpine Hidalgo Energy Center, L.P.	06-10029-BRL	75,426
Calpine Hidalgo Holdings, Inc.	06-10027-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine Hidalgo Power GP, LLC	06-10030-BRL	$—
Calpine Hidalgo Power, LP	06-10028-BRL	—
Calpine Hidalgo, Inc.	06-10026-BRL	—
Calpine International Holdings, Inc.	05-60205-BRL	—
Calpine International, LLC	05-60288-BRL	26,406
Calpine Investment Holdings, LLC	05-60289-BRL	—
Calpine Kennedy Airport, Inc.	05-60294-BRL	—
Calpine Kennedy Operators Inc.	05-60199-BRL	—
Calpine KIA, Inc.	05-60465-BRL	—
Calpine Leasing Inc.	05-60297-BRL	—
Calpine Long Island, Inc.	05-60298-BRL	—
Calpine Lost Pines Operations, Inc.	05-60314-BRL	—
Calpine Louisiana Pipeline Company	05-60328-BRL	—
Calpine Magic Valley Pipeline, Inc.	05-60331-BRL	—
Calpine Monterey Cogeneration, Inc.	05-60341-BRL	10,376
Calpine MVP, Inc.	05-60348-BRL	—
Calpine NCTP GP, LLC	05-60359-BRL	—
Calpine NCTP, LP	05-60406-BRL	—
Calpine Northbrook Corporation of Maine, Inc.	05-60409-BRL	—
Calpine Northbrook Energy Holdings, LLC	05-60418-BRL	—
Calpine Northbrook Energy, LLC	05-60431-BRL	—
Calpine Northbrook Holdings Corporation	05-60286-BRL	—
Calpine Northbrook Investors, LLC	05-60291-BRL	—
Calpine Northbrook Project Holdings, LLC	05-60295-BRL	—
Calpine Northbrook Services, LLC	05-60299-BRL	—
Calpine Northbrook Southcoast Investors, LLC	05-60304-BRL	—
Calpine NTC, LP	05-60308-BRL	—
Calpine Oneta Power I, LLC	05-60311-BRL	—
Calpine Oneta Power II, LLC	05-60315-BRL	—
Calpine Oneta Power, L.P.	05-60318-BRL	159,124
Calpine Operating Services Company, Inc.	05-60322-BRL	27,981,004
Calpine Operations Management Company, Inc.	05-60206-BRL	—
Calpine Pastoria Holdings, LLC	05-60302-BRL	—
Calpine Philadelphia, Inc.	05-60305-BRL	30,288
Calpine Pittsburg, LLC	05-60307-BRL	35,732
Calpine Power Company	05-60202-BRL	5,328
Calpine Power Equipment LP	05-60310-BRL	—
Calpine Power Management, Inc.	05-60319-BRL	—
Calpine Power Management, LP	05-60466-BRL	5,214
Calpine Power Services, Inc.	05-60323-BRL	278,122
Calpine Power, Inc.	05-60316-BRL	—
Calpine PowerAmerica, Inc.	05-60211-BRL	—
Calpine PowerAmerica, LP	05-60212-BRL	223,025
Calpine PowerAmerica-CA, LLC	05-60213-BRL	109,460
Calpine PowerAmerica-CT, LLC	05-60214-BRL	—
Calpine PowerAmerica-MA, LLC	05-60215-BRL	—
Calpine PowerAmerica-ME, LLC	05-60216-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
Calpine PowerAmerica-NH, LLC	06-10032-BRL	$—
Calpine PowerAmerica-NY, LLC	06-10031-BRL	—
Calpine PowerAmerica-OR, LLC	06-10034-BRL	—
Calpine Producer Services, L.P.	05-60217-BRL	10,159,828
Calpine Project Holdings, Inc.	05-60324-BRL	—
Calpine Pryor, Inc.	05-60326-BRL	—
Calpine Rumford I, Inc.	05-60327-BRL	—
Calpine Rumford, Inc.	05-60414-BRL	—
Calpine Schuylkill, Inc.	05-60416-BRL	—
Calpine Siskiyou Geothermal Partners, L.P.	05-60420-BRL	46,195
Calpine Sonoran Pipeline LLC	05-60423-BRL	—
Calpine Stony Brook Operators, Inc.	05-60424-BRL	—
Calpine Stony Brook Power Marketing, LLC	05-60425-BRL	—
Calpine Stony Brook, Inc.	05-60426-BRL	—
Calpine Sumas, Inc.	05-60427-BRL	—
Calpine TCCL Holdings, Inc.	05-60429-BRL	—
Calpine Texas Pipeline GP, Inc.	05-60433-BRL	—
Calpine Texas Pipeline LP, Inc.	05-60439-BRL	—
Calpine Texas Pipeline, L.P.	05-60447-BRL	7,406
Calpine Tiverton I, Inc.	05-60450-BRL	—
Calpine Tiverton, Inc.	05-60451-BRL	—
Calpine ULC I Holding, LLC	05-60454-BRL	—
Calpine University Power, Inc.	05-60455-BRL	—
Calpine Unrestricted Funding, LLC	05-60456-BRL	—
Calpine Unrestricted Holdings, LLC	05-60458-BRL	—
Calpine Vapor, Inc.	05-60459-BRL	—
Carville Energy LLC	05-60460-BRL	146,151
CCFC Development Company, LLC	05-60267-BRL	—
CCFC Equipment Finance Company, LLC	05-60269-BRL	—
CCFC Project Equipment Finance Company One, LLC	05-60271-BRL	—
Celtic Power Corporation	05-60273-BRL	—
CES GP, LLC	05-60218-BRL	—
CGC Dighton, LLC	05-60274-BRL	—
Channel Energy Center, LP	05-60275-BRL	77,332
Channel Power GP, LLC	05-60276-BRL	—
Channel Power, LP	05-60277-BRL	—
Clear Lake Cogeneration Limited Partnership	05-60278-BRL	44,983
CogenAmerica Asia Inc.	05-60372-BRL	—
CogenAmerica Parlin Supply Corp.	05-60383-BRL	—
Columbia Energy LLC	05-60440-BRL	68,728
Corpus Christi Cogeneration L.P.	05-60441-BRL	263,166
CPN 3rd Turbine, Inc.	05-60443-BRL	—
CPN Acadia, Inc.	05-60444-BRL	—
CPN Berks Generation, Inc.	05-60445-BRL	—
CPN Berks, LLC	05-60446-BRL	—
CPN Bethpage 3rd Turbine, Inc.	05-60448-BRL	5,059
CPN Cascade, Inc.	05-60449-BRL	—

Index   Definitions

Legal Entity	Case Number	Disbursements
CPN Clear Lake, Inc.	05-60287-BRL	$—
CPN Decatur Pipeline, Inc.	05-60290-BRL	—
CPN East Fuels, LLC	05-60476-BRL	—
CPN Energy Services GP, Inc.	05-60209-BRL	—
CPN Energy Services LP, Inc.	05-60210-BRL	—
CPN Freestone, LLC	05-60293-BRL	—
CPN Funding, Inc.	05-60296-BRL	—
CPN Morris, Inc.	05-60301-BRL	—
CPN Oxford, Inc.	05-60303-BRL	—
CPN Pipeline Company	05-60309-BRL	228,403
CPN Pleasant Hill Operating, LLC	05-60312-BRL	—
CPN Pleasant Hill, LLC	05-60317-BRL	—
CPN Power Services GP, LLC	05-60321-BRL	—
CPN Power Services, LP	05-60292-BRL	—
CPN Pryor Funding Corporation	05-60300-BRL	7,455
CPN Telephone Flat, Inc.	05-60306-BRL	20,426
Decatur Energy Center, LLC	05-60313-BRL	181,152
Deer Park Power GP, LLC	05-60363-BRL	—
Deer Park Power, LP	05-60370-BRL	—
Delta Energy Center, LLC	05-60375-BRL	223,995
Dighton Power Associates Limited Partnership	05-60382-BRL	—
East Altamont Energy Center, LLC	05-60386-BRL	101,663
Fond du Lac Energy Center, LLC	05-60412-BRL	—
Fontana Energy Center, LLC	05-60335-BRL	—
Freestone Power Generation LP	05-60339-BRL	216,018
GEC Bethpage Inc.	05-60347-BRL	—
Geothermal Energy Partners, LTD., a California limited partnership	05-60477-BRL	—
Geysers Power Company II, LLC	05-60358-BRL	—
Geysers Power Company, LLC	06-10197-BRL	5,838,958
Geysers Power I Company	05-60389-BRL	—
Goldendale Energy Center, LLC	05-60390-BRL	—
Hammond Energy LLC	05-60393-BRL	—
Hillabee Energy Center, LLC	05-60394-BRL	551,356
Idlewild Fuel Management Corp.	05-60397-BRL	—
JMC Bethpage, Inc.	05-60362-BRL	—
KIAC Partners	05-60366-BRL	4,006,735
Lake Wales Energy Center, LLC	05-60369-BRL	—
Lawrence Energy Center, LLC	05-60371-BRL	—
Lone Oak Energy Center, LLC	05-60403-BRL	—
Los Esteros Critical Energy Facility, LLC	05-60404-BRL	58,117
Los Medanos Energy Center LLC	05-60405-BRL	116,386
Magic Valley Gas Pipeline GP, LLC	05-60407-BRL	—
Magic Valley Gas Pipeline, LP	05-60408-BRL	—
Magic Valley Pipeline, L.P.	05-60332-BRL	37,383
MEP Pleasant Hill, LLC	05-60334-BRL	—
Moapa Energy Center, LLC	05-60337-BRL	2,642
Mobile Energy L L C	05-60344-BRL	17,605

Index   Definitions

Legal Entity	Case Number	Disbursements
Modoc Power, Inc.	05-60346-BRL	$—
Morgan Energy Center, LLC	05-60353-BRL	90,410
Mount Hoffman Geothermal Company, L.P.	05-60361-BRL	—
Mt. Vernon Energy LLC	05-60376-BRL	—
NewSouth Energy LLC	05-60381-BRL	5,637
Nissequogue Cogen Partners	05-60388-BRL	857,429
Northwest Cogeneration, Inc.	05-60336-BRL	—
NTC Five, Inc.	05-60463-BRL	—
NTC GP, LLC	05-60350-BRL	—
Nueces Bay Energy LLC	05-60356-BRL	—
O.L.S. Energy-Agnews, Inc.	05-60374-BRL	1,425,458
Odyssey Land Acquisition Company	05-60367-BRL	—
Pajaro Energy Center, LLC	05-60385-BRL	—
Pastoria Energy Center, LLC	05-60387-BRL	—
Pastoria Energy Facility L.L.C.	05-60410-BRL	902,284
Philadelphia Biogas Supply, Inc.	05-60421-BRL	—
Phipps Bend Energy Center, LLC	05-60395-BRL	—
Pine Bluff Energy, LLC	05-60396-BRL	382,342
Power Investors, L.L.C.	05-60398-BRL	—
Power Systems MFG., LLC	05-60399-BRL	4,966,705
Quintana Canada Holdings, LLC	05-60400-BRL	—
RockGen Energy LLC	05-60401-BRL	1,309,894
Rumford Power Associates Limited Partnership	05-60467-BRL	—
Russell City Energy Center, LLC	05-60411-BRL	62,038
San Joaquin Valley Energy Center, LLC	05-60413-BRL	100,935
Silverado Geothermal Resources, Inc.	06-10198-BRL	220,922
Skipanon Natural Gas, LLC	05-60415-BRL	—
South Point Energy Center, LLC	05-60417-BRL	6,204,255
South Point Holdings, LLC	05-60419-BRL	—
Stony Brook Cogeneration, Inc.	05-60422-BRL	—
Stony Brook Fuel Management Corp.	05-60428-BRL	—
Sutter Dryers, Inc.	05-60430-BRL	—
TBG Cogen Partners	05-60432-BRL	146,574
Texas City Cogeneration, L.P.	05-60434-BRL	81,043
Texas Cogeneration Company	05-60435-BRL	—
Texas Cogeneration Five, Inc.	05-60436-BRL	—
Texas Cogeneration One Company	05-60437-BRL	—
Thermal Power Company	05-60438-BRL	—
Thomassen Turbine Systems America, Inc.	05-60354-BRL	—
Tiverton Power Associates Limited Partnership	05-60357-BRL	—
Towantic Energy, L.L.C.	05-60364-BRL	1,981
VEC Holdings, LLC	05-60365-BRL	—
Venture Acquisition Company	05-60368-BRL	—
Vineyard Energy Center, LLC	05-60373-BRL	—
Wawayanda Energy Center, LLC	05-60378-BRL	—
Whatcom Cogeneration Partners, L.P.	05-60468-BRL	—
Zion Energy LLC	05-60380-BRL	869,111

Total		$415,002,847

Index   Definitions

SCHEDULE VI

CALPINE CORPORATION

(Debtor-in-Possession)

CASE No. 05-60200 (Jointly Administered)

DEBTORS’ STATEMENT REGARDING INSURANCE POLICIES

For the Period from May 1, 2007, through May 31, 2007

All insurance policies are fully paid for the current period, including amounts owed for workers’ compensation and disability insurance.